EXHIBIT 23.03

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Equity Compensation Plan and Employee Stock Purchase Plan of Intersil Corporation of our report dated February 28, 2006, with respect to the consolidated financial statements and schedule of Intersil Corporation included in its Annual Report (Form 10-K) for the year ended December 28, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

Fort Lauderdale, Florida

May 28, 2008

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